CORRECTED CERTIFICATE OF
                         CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION

                                     OF

                               CALIPSO, INC.,
                           a Delaware corporation


The undersigned hereby certifies:

1. The name of the corporation is Calipso, Inc.

2. The corporation was incorporated in the State of Delaware on May 31, 1994.

3. The Certificate of Amendment of Certificate of Incorporation (the "Amendment") which was filed in the Office of the Delaware Secretary of State on May 23, 2000 requires correction as permitted by Section 103 of the Delaware General Corporation Law, in that the Amendment was filed in error in that: (a) a Certificate of Amendment of Certificate of Incorporation of Calipso, Inc. giving effect to a 36 for 1 forward stock split should have been filed prior to the filing of the Amendment; (b) a Certificate of Amendment of Certificate of Incorporation of Calipso, Inc. giving effect to a
1.35 for 1 forward stock split should have been filed prior to the filing of the Amendment; and (c) the Amendment should not have been filed until September 2000 upon proper consent of the shareholders.

4. The document in corrected form is attached hereto as Exhibit A.

      IN WITNESS WHEREOF, the undersigned has executed this Corrected Certificate of Certificate of Amendment of Certificate of Incorporation of Calipso, Inc., this 11th day of August, 2000.

                                   /s/ Robert Ransom
                                   __________________________________
                                   Robert Ransom, President

EXHIBIT A

                     FOURTH CERTIFICATE OF AMENDMENT OF
                       CERTIFICATE OF INCORPORATION OF
                               CALIPSO, INC.,
                           a Delaware corporation



     CALIPSO, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

     DOES HEREBY CERTIFY:

     FIRST:   That  the name of this corporation is CALIPSO, INC.,  and  that this corporation was originally incorporated on May 31, 1994, pursuant to the General Corporation Law.

     SECOND: That on June 8, 1999, the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of this corporation, effective June 8, 1999, declaring said amendment to be advisable and in the best interest of this corporation and its stockholders, and, by written consent in accordance with Section 228 of the General Corporation Law, the stockholders of this corporation consented to the resolutions setting forth the proposed amendment, which resolutions are as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by amending Paragraph Fourth to read as follows:

                              PARAGRAPH FOURTH

The total number of shares of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000), of which all twenty million (20,000,000) shares shall be designated "Common Stock" and shall have a par value of $.001 per share. Upon the amendment of this Paragraph Fourth to read as herein set forth, each outstanding share of this Corporation's Common Stock as of June 8, 1999 shall be split into thirty-six (36) shares of this Corporation's Common Stock, resulting in a total of 6,696,000 shares of this Corporation's Common Stock issued and outstanding.

     THIRD:   The  foregoing amendment was approved by  the  holders  of  the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

     FOURTH:   That said amendments were duly adopted in accordance with  the provisions of Section 242 and 245 of the General Corporation Law to be effective June 8, 1999.

     IN  WITNESS  WHEREOF, this Certificate of Amendment  of  Certificate  of
Incorporation has been signed by the President of this corporation as of August 11, 2000.


                              By:/s/ Robert Ransom
                                Robert Ransom, President